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                                                                     EXHIBIT 4.4


                                  NETECT LTD.
                                  -----------


                                    THE 1997
                         SECTION 102 SHARE OPTION PLAN
                         -----------------------------


1.   NAME

     This Plan, as amended from time to time, shall be known as the NETECT LTD. 1997 Section 102 Share Option Plan.

2.   PURPOSE OF THE OPTION PLAN

     The NETECT LTD. 1997 section 102 Share Option Plan (the "Option Plan") is intended as an incentive to retain, in the employ of NETECT LTD. (the "Company") and its subsidiaries, persons of training, experience, and ability, to attract new employees, whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the Option Plan approved by the Board of Directors of the Company, which is to benefit from, and is made pursuant to, the provisions of
Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 ("Section 102") and any regulations, rules, orders of procedures promulgated thereunder with respect to Options granted to employees or the Company pursuant to the Option Plan (The "Option").

3.   ADMINISTRATION OF THE OPTION PLAN

     The Board of Directors (the "Board") or a Share Option Committee (the "Committee") appointed and maintained by the Board shall have the power to administer the Option Plan, nonetheless the Board shall automatically have a residual authority if no Committee shall be consisted for any reason whatsoever. The Committee shall consist of such number of members (not less than two (2) in number) as may be fixed by the Board, and any member of such Committee shall be eligible to receive Options under the Option Plan while serving on the Committee, unless otherwise specified herein.


NETECT LTD.
/s/ [ILLEGIBLE]


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The Committee shall have full power and authority (i) to designate participants,
(ii) to determine the terms and provisions of respective Option agreements
(which need not be identical) including, but not limited to, the number of Shares in the Company to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture (iii) to accelerate the rights of an Optionee to exercise, in whole or in part, any previously granted Option (iv) to interpret the provisions and supervise the administration of the Option Plan;
and (v) to determine any other matter which is necessary or desirable for, or incidental to administration of the Option Plan.

The Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower than provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Option Plan.

All decisions and selections made by the Board or the committee pursuant to the provisions of the Option Plan, shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

Subject to the Company decision, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Option Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a Director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, or otherwise.

DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the Option Plan as recipients of Options shall include any employees of the Company or of any subsidiary of the Company. The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify him from participating in, any other grant of Options pursuant to this Option Plan or any other option or stock plan of the Company or any of its affiliates.


NETECT LTD.

/s/ [ILLEGIBLE]


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5.   TRUSTEE

     The Options which shall be granted to employees of the Company and/or any Shares issued upon exercise of such Options and/or other shares received subsequently following any realization of rights, shall be issued to a Trustee (the "Trustee") nominated by the committee (and approved in accordance with the provisions of Section 102) and held for the benefit of the Optionees for a period of not less than two years (24 months) from the date of grant.

     Anything to the contrary notwithstanding, the Trustee shall not release any Shares issued upon exercise of Options prior to the full payment of the Optionee's tax liabilities arising from Options which were granted to him and/or any Shares issued upon exercise of such Options.

6.   SHARES RESERVED FOR THE OPTION PLAN; RESTRICTION THEREON

     6.1 Subject to adjustments as provided in Paragraph 8 hereof, a total of Three million and two hundred nineteen thousand (3,219,000) Ordinary Shares, NIS 0.001 par value per Share of the Company (the "Shares") shall be subject to the Option Plan. The Shares subject to the Option Plan are hereby reserved for sale for such purpose. Any of such Shares which may remain unsold and which are not subject to outstanding Options at the termination of the Option Plan shall cease to be reserved for the purpose of the Option Plan, but until termination of the Option Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Option Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the Option Plan.

     6.2 An employee who purchased Shares hereunder upon exercise of Options shall have no voting rights as a shareholder (in any and all matters whatsoever) until the consummation of a public offering of the Company's shares (the "IPO"). Until an IPO, such Shares shall be voted by a proxy pursuant to the directions of the Board, such proxy to be to the person or persons designated by the Board. All Shares issued upon exercise of the Options shall entitle the holder thereof to receive dividends and other distributions thereon.

7.   OPTION PRICE

     7.1 The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to guidelines as shall be suggested by the Board from time to time.

     7.2 The Option price shall be payable upon the exercise of the Option in cash, by check, or other from satisfactory to the Committee. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.


NETECT LTD

/s/ [ILLEGIBLE]


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8.       ADJUSTMENTS

         Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the Option Plan shall be adjusted as hereafter provided:

         8.1 If the Company is separated, reorganized, merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding under the Option Plan, there shall be substituted for the Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the separated, reorganized, merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the purchase price per share to reflect such action, all as will be determined by the Committee who's determination shall be final.

         8.2 If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Option Plan, then all such outstanding Options may be exercised in full by the Optionees as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of Paragraphs 9(2), by the Optionees giving notice in writing to the Company of their intention to so exercise.

         8.3 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to this Option Plan or subject to any Options therefore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Option Plan (as set forth in paragraph 6 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board who's determination shall be final.

         8.4 Anything herein to the contrary notwithstanding, if prior to the completion of an IPO of shares of the Company, all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another Company, then in such event, each Optionee shall be obliged to sell or exchange, as the case may be, the shares such Optionee purchased under the Option Plan, in accordance with the instructions then issued by the Board whose determination shall be final.


/s/ [ILLEGIBLE]
NETECT LTD.



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9.  TERM AND EXERCISE OF OPTIONS

    9.1 Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee, which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

    9.2 Each Option granted under this Option Plan shall be exercisable on the date and for the number of Shares as shall be provided in the Option agreement evidencing the Option and setting forth the terms thereof. However, no Option shall be exercisable after the expiration of five years from the date of grant.

    9.3 Options granted under the Option Plan shall not be transferable by Optionees other than by will or laws of descent and distribution, and during an Optionee's lifetime shall be exercisable only by that Optionee.

    9.4 The Options may be exercised by the Optionee in whole at any time or in part from time to time to the extent that the Options become exercisable and prior to the Expiration Date, provided that the Optionee is an employee of the Company or any of its subsidiaries, at all times during the period beginning with the granting of the Options and ending upon the date of exercise.

          In the event of termination of optionee's employment with the Company or any of its subsidiaries, all Options granted to him will immediately be expired. A notice of termination of employment shall be deemed to constitute termination of employment.

    9.5 Notwithstanding the above, an Option may be exercised after the date of termination of Optionee's employment with the Company or any subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Shares purchasable at the time of such termination according to the vesting periods of the Options, if: (i) prior to the date of such termination, the Committee shall authorize, in the relevant Option Agreement or otherwise, an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable, (ii) termination is without cause, in which event any Options still in force and unexpired may be exercised within a period of ninety (90) days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, according to the vesting periods of the Options,
          (iii) termination is the result of death or disability, in which event any Options still in force and unexpired may be exercised within a period of three (3) months from the date of termination, but only with respect to the number of shares purchasable at the time of such termination according to the vesting periods of the Options



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     9.6      The holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise but subject always to the provisions of
              Section 5 above, certificates representing such Shares shall have been issued by the Company and delivered to such holders.

     9.7 Any form of Option agreement authorized by the Option Plan may contain such other provisions as the Committee may, from time to time, deem advisable. Without limiting the foregoing, the Committee may, with the consent of the Optionee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate purchase price of such Shares, (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its sole discretion.


10.  SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

     Unless otherwise provided by the Board, until such time as the Company shall effectuate an IPO, the sale of Shares issuable upon exercise of an Option, shall be subject to a right of first refusal on the part of the Company's existing shareholders, pro rata in accordance with their shareholding, by the Optionee giving a notice of sale (the "Notice") to the Company who will forward the Notice to the existing shareholders.

     The notice shall specify the Number of Shares offered for sale, the price per Share and the payment terms. The existing shareholders will be entitled for 30 days from the day of receipt of the Notice (the "Option Period"), to purchase all or part of the offered Shares, pro rata in accordance with their shareholding. If by the end of the Option Period not all of the offered Shares have been purchased by the existing shareholders, the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the Option Period on terms not more favorable than those set out in the Notice.

11.  ASSIGNABILITY AND SALE OF OPTIONS

     No Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.


NETECT LTD.

/s/ [ILLEGIBLE]



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     As long as the Shares are held by the Trustee in favor of the optionee, than all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

12.  TERM OF THE OPTION PLAN

     The Option Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of five years from the day of adoption.

13.  AMENDMENTS OR TERMINATION

     The Board may, at any time and from time to time, subject to the written consent of the Trustee, amend, alter or discontinue the Option Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option therefore granted, without his consent.

14.  GOVERNMENT REGULATIONS

     The Option Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.  CONTINUANCE OF EMPLOYMENT

     Neither the Option Plan nor the Option agreement with the Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue any Optionee in its employ, and nothing in the Option Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

16.  GOVERNING LAW

     This Option Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws.


NETECT LTD.


/s/ [ILLEGIBLE]



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17.  TAX CONSEQUENCES

     Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

     The Committee and/or the Trustee shall not be required to release any Share certificate to an optionee until all required payments have been fully made.

18.  NON-EXCLUSIVITY OF THE OPTION PLAN

     The adoption of the Option Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise than under the Option Plan, and such arrangements may be either applicable generally or only in specific cases.

19.  MULTIPLE AGREEMENTS

     The terms of each Option may differ from other Options granted under the Option Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Optionee during the term of the Option Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.



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                                   EXHIBIT B


                                     PROXY




______________ and _______________, or any of them, with power of substitution in each, are hereby authorized to represent the undersigned at any and all general meetings of NETECT LTD. (the "Company") (including general meetings convened for the purpose of adopting extraordinary resolutions) and to vote thereat on any and all matters the same number of Ordinary Shares of the Company as the undersigned would be entitled to vote if then personally present.









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